Exhibit 99.5

Harbor Acquisition Corporation

400 Crown Colony Drive, Suite 104

Quincy, MA  02169

January 10, 2008

Elmet Technologies, Inc.

1560 Lisbon Street

Lewiston, ME  04240

Attn:  John S. Jensen, President

Knute C. Albrecht, as Stockholders’
  Representative for the Stockholders of
  Elmet Technologies, Inc.
Argosy Investment Partners II, L.P.

950 W. Valley Road, Suite 2900

Wayne, PA  19087

Re:

Stock Purchase Agreement dated as of October 17, 2006, as amended (the “Stock Purchase Agreement”), by and among Elmet Technologies, Inc. (“Elmet”), the stockholders of Elmet and Harbor Acquisition Corporation (“Harbor”)

Gentlemen:

This letter is to inform you that although Harbor would have the right to terminate the Stock Purchase Agreement pursuant to Section 8.1(d) thereof beginning on January 9, 2008 because the proposed acquisition was not completed prior to that date, Harbor hereby commits to Elmet and the Stockholders’ Representative that Harbor will not terminate the Stock Purchase Agreement under Section 8.1(d) thereof prior to January 24, 2008.

Notwithstanding the immediately preceding sentence, Harbor hereby further commits to Elmet and the Stockholders’ Representative that Harbor will not terminate the Stock Purchase Agreement under Section 8.1(d) thereof prior to February 1, 2008, provided that Harbor has received the Harbor Stockholder Approval on or prior to January 23, 2008 in accordance with Section 6.1(f) of the Stock Purchase Agreement and holders of not more than 19.99% of the shares of Harbor Common Stock issued in Harbor’s initial public offering of securities and outstanding immediately before the Closing shall have exercised their right to convert their shares into a pro rata share of the Trust Fund in accordance with Section 6.1(g) of the Stock Purchase Agreement.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

Thank you,

HARBOR ACQUISITION CORPORATION

By:	/s/ Robert J. Hanks
Robert J. Hanks